Exhibit (h)(iii)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

CONSIDERATION OF EXPENSE CAP ARRANGEMENTS

WHEREAS:	Legg Mason Partners Fund Advisor, LLC (“LMPFA”) has agreed to waive fees and/or reimburse operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the prospectus for the applicable Fund) to the amounts set forth in the Expense Cap Arrangement material for this meeting and as presented to and described at this meeting, subject to recapture as described below; therefore, as to each listed class of each applicable Fund, it is

RESOLVED:	That the Board approves and agrees to this arrangement, subject to the following:

•	That the expense cap arrangement shall continue for the applicable Fund until the date specified in the Board Material, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that the expense cap arrangement may be terminated at any time after such date by LMPFA;

•	That the expense cap arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time;

•	That LMPFA is permitted to recapture amounts waived or reimbursed to the Fund class within three fiscal years after the year in which LMPFA earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the limit described above; and

•	That in no case shall LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect; and further

RESOLVED:	That the officers of the Fund, acting singly, are hereby authorized, empowered and directed to update the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as said officers may deem appropriate to reflect the substance of the foregoing resolutions; and further

RESOLVED:	That the officers of the Fund, acting singly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as the officers shall approve in their discretion, in each case as conclusively evidenced by their actions or signatures.

Equity Funds:

Name of Fund	Name of Class	Expense Limit	Expense Limit Expiration Date
Legg Mason BW Diversified Large Cap Value Fund[1]	A	1.15	12/31/2018
	A2	1.35	12/31/2018
	C	1.90	12/31/2018
	FI	1.15	12/31/2018
	I	0.80	12/31/2018
	IS	0.70 (not to exceed I) [2]	12/31/2018
	R	1.40	12/31/2018
	R1	2.05	12/31/2018

Legg Mason BW Dynamic Large Cap Value Fund[1]	A	1.10	12/31/2018
	C	1.85	12/31/2018
	FI	1.10	12/31/2018
	I	0.75	12/31/2018
	IS	0.65 (not to exceed I) [2]	12/31/2018
	R	1.35	12/31/2018

Miller Income Opportunity Trust[1]	A	1.25	12/31/2018
	A2	1.45	12/31/2018
	C	2.00	12/31/2018
	FI	1.25	12/31/2018
	I	0.95	12/31/2018
	IS	0.85 (not to exceed I) [2]	12/31/2018
	R	1.50	12/31/2018

QS International Equity Fund[1]	A	1.30	12/31/2018
	A2	1.50	12/31/2018
	C	2.05	12/31/2018
	FI	1.30	12/31/2018
	I	0.95	12/31/2018
	IS	0.85 (not to exceed I) [2]	12/31/2018
	R	1.55	12/31/2018
	R1	2.10	12/31/2018

Martin Currie Emerging Markets Fund[1]	A	1.50	12/31/2018
	A2	1.70	12/31/2018
	C	2.25	12/31/2018
	FI	1.50	12/31/2018
	I	1.15	12/31/2018
	IS	1.05 (not to exceed I) [2]	12/31/2018
	R	1.75	12/31/2018

RARE Global Infrastructure Value Fund[1]	A	1.50	12/31/2018
	A2	1.70	12/31/2018
	C	2.25	12/31/2018
	FI	1.50	12/31/2018
	I	1.15	12/31/2018
	IS	1.05 (not to exceed I) [2]	12/31/2018
	R	1.75	12/31/2018

QS Global Market Neutral Fund[4]	A	1.55	12/31/2018
	A2	1.75	12/31/2018
	C	2.30	12/31/2018
	FI	1.55	12/31/2018
	I	1.20	12/31/2018
	IS	1.10 (not to exceed I) [2]	12/31/2018
	R	1.80	12/31/2018

QS U.S. Small Capitalization Equity Fund[1]	A	1.30	12/31/2018
	A2	1.50	12/31/2018
	C	2.05	12/31/2018
	FI	1.30	12/31/2018
	I	1.00	12/31/2018
	IS	0.75 (not to exceed I) [2]	12/31/2018
	R	1.55	12/31/2018
	R1	2.05	12/31/2018

ClearBridge Value Trust[1]	A	1.15	12/31/2018
	C	1.90	12/31/2018
	FI	1.15	12/31/2018
	I	0.80	12/31/2018
	IS	0.70 (not to exceed I) [2]	12/31/2018
	R	1.40	12/31/2018
	R1	None	12/31/2018

ClearBridge Small Cap Fund[1]	A	None	12/31/2018
	A2	None	12/31/2018
	C	None	12/31/2018
	FI	None	12/31/2018
	I	None	12/31/2018
	IS	(not to exceed I) [2]	12/31/2018
	R	None	12/31/2018
	R1	None	12/31/2018

ClearBridge International Growth Fund[1]	A	1.15	12/31/2018
	C	1.90	12/31/2018
	FI	1.15	12/31/2018
	I	0.90	12/31/2018
	IS	0.80 (not to exceed I) [2]	12/31/2018
	R	1.40	12/31/2018
	R1	1.90	12/31/2018

Martin Currie International Unconstrained Equity Fund[1]	A	1.35	12/31/2018
	A2	1.55	12/31/2018
	C	2.10	12/31/2018
	FI	1.35	12/31/2018
	I	1.00	12/31/2018
	IS	0.90 (not to exceed I) [2]	12/31/2018
	R	1.60	12/31/2018

Fixed Income Funds:

Legg Mason BW Global Opportunities Bond Fund[1]	A	1.00	12/31/2018
	A2	1.20	12/31/2018
	C1 C	1.45 1.75	12/31/2018 12/31/2018
	FI	1.00	12/31/2018
	I	0.75	12/31/2018
	IS	0.65 (not to exceed I) [2]	12/31/2018
	R	1.25	12/31/2018

Legg Mason BW International Opportunities Bond Fund[1]	A A2	1.00 1.20	12/31/2018 12/31/2018
	C1 C	1.45 1.75	12/31/2018 12/31/2018
	FI	1.00	12/31/2018
	I	0.75	12/31/2018
	IS	0.65 (not to exceed I) [2]	12/31/2018
	R	1.25	12/31/2018

Legg Mason BW Absolute Return Opportunities Bond Fund[1]	A	1.20	12/31/2018
	C1 C	1.70 1.95	12/31/2018 12/31/2018
	FI	1.20	12/31/2018
	I	0.85	12/31/2018
	IS	0.75 (not to exceed I) [2]	12/31/2018
	R	1.45	12/31/2018

Legg Mason BW Global High Yield Fund[1]	A	1.15	12/31/2018
	C	1.90	12/31/2018
	FI	1.15	12/31/2018
	I	0.85	12/31/2018
	IS	0.75 (not to exceed I) [2]	12/31/2018
	R	1.40	12/31/2018

Legg Mason BW Alternative Credit Fund[1]	A	1.65	12/31/2018
	C	2.40	12/31/2018
	FI	1.65	12/31/2018
	I	1.35	12/31/2018
	IS	1.25 (not to exceed I) [2]	12/31/2018
	R	1.95	12/31/2018

Legg Mason BW Global Macro Fund[1]	A	1.75	12/31/2018
	A2	1.95	12/31/2018
	C	2.50	12/31/2018
	FI	1.75	12/31/2018
	I	1.40	12/31/2018
	IS	1.30 (not to exceed I) [2]	12/31/2018
	R	2.00	12/31/2018

Legg Mason BW Global Flexible Income Fund[1]	A	1.10	12/31/2018
	A2	1.30	12/31/2018
	C	1.85	12/31/2018
	FI	1.10	12/31/2018
	I	0.75	12/31/2018
	IS	0.65 (not to exceed I) [2]	12/31/2018
	R	1.35	12/31/2018

Mixed Asset Funds:

QS Strategic Real Return Fund[3]	A	1.35	12/31/2018
	A2	1.55	12/31/2018
	C	2.10	12/31/2018
	FI	1.35	12/31/2018
	I	1.10	12/31/2018
	IS	1.00 (not to exceed I) [2]	12/31/2018
	R	1.60	12/31/2018

1.	The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions, dividend expense on short sales, taxes, extraordinary expenses and acquired fund fees and expenses).
2.	LMPFA has agreed that total annual fund operating expenses for Class IS shares of the fund will not exceed total annual fund operating expenses for Class I shares of the fund, subject to recapture.
3.	The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses).
4.	The manager has agreed to waive fees and/or reimburse operating expenses (other than interest; brokerage commissions and expenses; costs and expenses associated with any prime brokerage arrangement (including the costs of any securities borrowing arrangement); dividend and interest expenses on securities sold short, taxes, extraordinary expenses and acquired fund fees and expenses).